Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2010 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in ZipRealty, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

January 31, 2011

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